EXHIBIT 10.6

Cooperation Agreement

This Agreement (this “Agreement”) is made and entered into by and between the following Parties on January 15, 2008 in Beijing, the People's Republic of China (“China” or the “PRC”).

Party A:	Inner Mongolia Yongye Biotechnology Co. Ltd.
Address:	Yongye Industrial Park, Jinshan Ave, Jinshan Development District, Huhehaote City

Party B:	Inner Mongolia Yongye Nongfeng Biotechnology Co. Ltd.
Address:	Yongye Industrial Park, Jinshan Ave, Jinshan Development District, Huhehaote City

Each of Party A and Party B shall be hereinafter referred to as a "Party" respectively, and as the "Parties" collectively.

Whereas,

1)	Party A is a limited liability company established in China, and has the ability to produce “ShengMingSu” and related products (the “Products”);

2)
Party B is a sino-foreign cooperative joint venture established in China, engaging in the promotion and sale of the Products (the “Business”) as approved by the relevant governmental authorities in China;

3)
Party B is the holder of the patent, technique and trademarks (the “Intellectual Property Rights”) as set forth in Exhibit 1, and wishes to authorize Party A to use Intellectual Property Rights to produce Products; Party A also wishes to accept Party B’s authorization to produce Products.

4)	Party A is willing to provide Party B with Products during the term of this Agreement, and Party B is willing to accept the above services provided by Party A on the terms set forth herein.

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

Authorization of license:

.1	Party B is willing to authorize Party A an internal use, non-exclusive, non-assignable and non-sublicense license in China to capitalize on the Intellectual Property Rights to produce the Products.

.2	Party A agrees not to sell, lease or disclose the Intellectual Property Rights or any related documents and materials to any third party.

.3	Party A agrees not to decompile, disassemble or reverse-engineer the Intellectual Property Rights, or develop derivative works of the Intellectual Property Rights.

.4
Party A confirms and agrees that all rights, ownership and interests of the Intellectual Property Rights, including but not limited to documents and materials, data and information (Products) and all copies or all copies of their any parts belong to and shall belong to Party B or related third parties. Party A is not entitled to and shall not try to obtain rights, ownership and interests of the Intellectual Property Rights, except expressly prescribed in this Agreement. Party A confirms and agrees that Intellectual Property Rights include commercial secrets, property information and confidential information, and Party A shall not sell, copy, amend, alter, modify and transfer the Intellectual Property Rights, except expressly permitted in this Agreement.

.5	Execution and any terms of this Agreement can not be interpreted as restricting Party B to permit any third party to use the Intellectual Property Rights for producing Products.

General Arrangement

In accordance with terms and conditions of this Agreement, Party B hereby entrusts Party A to provide Party B with Products (the “Service”) in China during the term of this Agreement. The specific service includes those services described in the Party B’s business scope and required by Party B from time to time, including but not limited to the following:

.1	Party A shall complete the production and delivery of the Products according to Party B’s instructions from time to time, and the Products shall meet the standards set forth in Exhibit 2.

.2
During the term of this Agreement, all the Products produced by Party A according to this Agreement, under Party B’s sole discretion, shall be exclusively sold to the Party B or any third party appointed by Party B. Party A shall not sell any Product to any third party without prior written consent of Party B. However, Party A agrees that Party B can reach any supply and demand arrangement with any third party at any moment and shall not be restricted by articles of this Agreement during the term of this Agreement.

.3	Party A and Party B shall jointly build product quality-supervision systems so as to make the Products meet Party B’s needs.

.4
Party B will supervise cost expenses in connection with raw material procurement and Product production process incurred by Party A, and Party A agrees to adjust raw material procurement and Product production policy according to suggestions proposed by the Party B from time to time so as to decrease cost of procurement and production.

.5	Party A shall assist Party B in sale, promotion and after-sale services of the Products as required by Party B from time to time.

.6
Upon request by Party A, Party B can provide Party A with technique materials and technique requirements needed by Party A in connection with supply of Products to Party B, and train Party A’s employees.

.7
Due to business requirement, Party B is entitled to use all of Party A’s facilities, workplaces and equipment, and such use shall not unreasonably rejected by Party A. Fees and expenses arising out of such use shall be determined in Exhibit 4 of this Agreement.

Product Supply Flow

.1
Party B shall provide Party A with a name list of its employees who have rights to give orders to Party A (the “Eligible Employee”), and only those Eligible Employees are entitled to execute and give out orders.

.2	Form of the supply order shall be determined by Party B. For details, please refer to Exhibit 3.

.3	Each time after delivery of an order, Party A shall confirm the order in writing within three working days after delivery and organize the production of the Products at the same time.

.4	Party A shall finish production of the Product within 20 working days after the confirmation date of the order (if another date is agreed by the Parties, then shall refer to such agreed date).

Raw Material and Packaging

.1	All raw material needed by Party A for the supply of the Product shall have prior written confirmation or approval from Party B, unless agreed by the Parties otherwise.

.2	The packaging, trademarks and anti-counterfeit labels of the Product provided by Party A shall be confirmed and approved by Party B in writing.

Ownership and Delivery of Products

.1
After production, Party A shall check the amount of the Products and deliver them to Party B at its production base. The Parties shall confirm in writing. Party B will examine the Products delivered by Party A according to the agreed standards. If any defect is found, Party B can reject to accept the Products. If any defect is identified after acceptance, of the delivered Products, Party B shall inform Party A such defect. Following receipt of notice, Party A shall confirm and replace or dispose of the Products within agreed period of time.

.2	Party B is responsible for transportation of all Products under this Agreement and bears the transportation fee and insurance fee.

.3	Ownership and risks of damage and loss of the Products shall be transferred to Party B at the time of delivery.

Special Commitment of Party A

.1
Party A shall guarantee that any supplied Products shall not infringe intellectual property rights or any other rights and interests of any other parties. Otherwise, Party A shall indemnify Party B all relevant losses.

.2
Without permit of Party B, Party A shall not use technique materials provided by Party B to manufacture reserve or sell Products beyond Party B’s orders, and shall not reserve samples of Products and related technique materials either.

Subsequent Arrangements

.1
The existence of this Agreement and any term thereof shall not be interpreted to restrict Party B’s ability to improve its production, to build its manufacture facilities, lines and equipment so as to achieve self-production and sale of Products in 2008.

.2
Within two years after execution of this Agreement, Party A grants Party B an exclusive option to acquire all resources needed in connection with production of Products owned by Party A at a minimum purchase price permitted by Chinese government or a book price, including but not limited to equipment, manufacture lines, facilities and land use right, and Party A shall assist Party B in such transfer.

Service Fee and Payment

The Parties agree that the fees for the Services provided by Party A under this Agreement shall be comprised of amounts as set forth in Exhibit 4 attached herein, and no other fees shall be charged.

Intellectual Property Rights and Confidentiality Clauses

.1
Party B shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the process of Service supply, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others.

.2
The Parties acknowledge that the existence of this Agreement, technical materials provided by Party B and any oral or written information exchanged between the Parties in connection with the preparation and performance this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

.3	The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement.

Representations and Warranties

.1	Party A hereby represents and warrants as follows:

.1.1	Party A is a company legally registered and validly existing in accordance with the laws of China.

.1.2
Party A's execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party A has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party A.

.1.3	This Agreement constitutes Party A's legal, valid and binding obligations, enforceable in accordance with its terms.

.2	Party B hereby represents and warrants as follows:

.2.1	Party B is a company legally registered and validly existing in accordance with the laws of China and has obtained approval from relevant Chinese governing departments for engaging in its service.

.2.2
Party B's execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party B has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party B.

.2.3	This Agreement constitutes Party B's legal, valid and binding obligations, and shall be enforceable against it.

Effectiveness and Term

.1
This Agreement is executed on the date first above written and shall take effect as of such date. Unless earlier terminated in accordance with the provisions of this Agreement or relevant agreements separately executed between the Parties, the term of this Agreement shall be 5 years. After execution of this Agreement, both Parties shall review this Agreement in accordance with this Section every 3 months to determine whether to amend or supplement the provisions in this Agreement based on the actual circumstances at that time.

.2	The term of this Agreement may be extended if confirmed in writing by the Parties prior to the expiration thereof. The extended term shall be determined by the Parties through negotiation.

Termination

.1	Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration hereof.

.2	During the term of this Agreement, unless Party B commits gross negligence, or a fraudulent act, against Party A, Party A shall not terminate this Agreement prior to its expiration date.

.3
If Party B has built or purchased from Party A the manufacture facilities, lines and equipment or no longer needs Service from Party A due to any other reason, Party B can terminate this Agreement by prior written notification to Party, but all issued orders shall still be completed and respective fees shall be paid as well.

.4	The rights and obligations of the Parties under Sections of confidentiality and dispute resolution shall survive the termination of this Agreement.

Governing Law and Resolution of Disputes

.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

.2
In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

.3
Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

Notices

.1
All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below. A confirmation copy of each notice shall also be sent by email. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices

.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A:	Inner Mongolia Yongye Biotechnology Co. Ltd.
Address:	Yongye Industrial Park, Jinshan Road, Jinshan
Development District, Huhehaote City
Attn:	Yin Aihui
Phone:	86-0471-3395782
Facsimile:	86-0471-3395789
Party B:	Inner Mongolia Yongye Nongfeng Biotechnology Co.
Ltd.
Address:	Yongye Industrial Park, Jinshan Road, Jinshan
Development District, Huhehaote City
Attn:	Wu Zishen
Phone:	86-0471-3395767
Facsimile:	86-0471-3395765

.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms hereof.

Assignment

.1	Without Party B's prior written consent, Party A shall not assign its rights and obligations under this Agreement to any third party.

.2	Party A agrees that Party B may assign its obligations and rights under this Agreement to any third party upon a prior written notice to Party A but without the consent of Party A.

Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Cooperation Agreement as of the date first above written.

Party A:	Inner Mongolia Yongye Biotechnology Co. Ltd.
By:	Sealed by Inner Mongolia Yongye Biotechnology Co. Ltd.

Party B:	Inner Mongolia Yongye Nongfeng Biotechnology Co. Ltd.
By:	Sealed by Inner Mongolia Yongye Nongfeng Biotechnology Co. Ltd.

Exhibit 1 List of Intellectual Property Rights

Class	Name	Application Number	Applying Date	Remark
Patent	One nutrient for animals and its processing methods	200510118240.2	November 11, 2005
Patent	One nutrient for plants and its processing methods	2006101319537	July 6, 2007
Trademark	Registration Certificate for “Yongye” trade mark, type I	4128935	October 7, 2007
Technique	The processings of ”ShengMingSu” for plants and animals			refer to the following charts

Exhibit 2 Product Standard

ShengMingSu for Plants

Standards for the examination of product
1.	Appearance: brown liquid
2.	ShengMingSu should conform the requirements in Form 1

Form 1
Item		Index
Content of water-soluble humic acid, g/L                                     ≥
Content of total nutrient øN+P2O5+K2O÷,g/L                                  ≥
Total primary amount (calculated by element) of microelement (Fe,Mn,CCU,Mo,B,Zn and so on), , g/L ≥
Insoluable matter, g/L                                                ≤
pH(diluted at 1:250)
50 200 10 50 4-9
Harmful element	As øcalculated by element÷, mg/kg ≤ Pb øcalculated by element÷, mg/kg ≤ Cd øcalculated by element÷, mg/kg ≤	10 50 10
Note:
1.	The single element content of the mass nutrient should be no less than 40g/L
2.	.At least 2 kinds of microelement should be included in the product. Except Mo, the single nutrient content of the other 5 microelements should be no less than 0.1%.

ShengMingSu for Animal

Standard for the examination of products
1.	Appearance: grey particle and powder
2.	ShengMingSu should conform the requirements in Form 2

Form 2
Item	First class	Second class	Third class
The content of Humic acid (calculate by butt) ,% ≥ Moisture content ,% ≤ Granularity (CTR of the sieve of 2.00mm Standard),% ≥ Water-insoluble (calculate by butt) , % ≤ pH ≤ Heavy metal (calculate by lead) mg/Kg ≤ Arsenic mg/Kg ≤ Fluorin mg/Kg ≤	60	50	40
	10	10	13
	95
	5	10	20
	7	7	7
	30	30	30
	10	10	10
	80	80	80

Exhibit 3 Form of Order

Manufacture Order
Client	Tel.	Address

Producer	Tel.	Address

Name of Product	Quantity	Delivery Date	Mode of Payment	Method of Delivery	Remark

Total:
Business Contact:					Confirmation of Logistics
General Manager (seal):

Exhibit 4 Breakdown of Fees

	Cost Price of ShengMingSu for Plants: 350元/件	Cost Price of ShengMingSu for Animals: 120元/件
Raw material and supplemental material fee	RMB 210 per piece	RMB 90 per piece
Manufacturing, overhead fee	RMB 105 per piece	RMB 18 per piece
Non-predictable fee	RMB 35 per piece	RMB 12 per piece
2008-2009 Fees in connection with Party A’s facilities & workplaces occupied by Party B: RMB 2 per M2 per day, no fee charged for equipment use